Exhibit 99.1

Vontier Reports First Quarter 2025 Results and Maintains Full Year Outlook

•Sales of $741 million, down 1.9% vs. prior year; Core sales decreased 0.7%
•GAAP diluted net EPS of $0.59; Adjusted diluted net EPS of $0.77
•Operating cash flow was $110 million; Adjusted free cash flow was $96 million, representing 83% adjusted free cash flow conversion
•Initiates Q2 2025 guidance for adjusted diluted net EPS of $0.70 to $0.75
•Full Year 2025 adjusted diluted net EPS guidance remains $3.00 to $3.15
•Board approved replenishment of $500 million share repurchase authorization

RALEIGH, North Carolina, May 1, 2025 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the first quarter ended March 28, 2025.

Reported sales in the first quarter declined 1.9% year-over-year to $741.1 million, reflecting the absence of sales from divested businesses. Core sales decreased 0.7% reflecting the anticipated shift in revenue timing between quarters at Repair Solutions and ongoing macroeconomic pressures on the car wash end market, partially offset by robust demand for convenience retail payment and enterprise productivity solutions and retail fueling equipment. Operating profit of $130.1 million decreased 8.4% from the prior year, and operating profit margin decreased approximately 120 basis points, to 17.6%. Adjusted operating profit of $160.6 million declined 3.7% from the prior year and adjusted operating profit margin decreased approximately 40 basis points, to 21.7%. Net earnings were $87.9 million, and adjusted net earnings were $114.9 million, resulting in GAAP diluted net earnings per share of $0.59 and adjusted diluted net earnings per share of $0.77.

“2025 is off to a solid start, with first quarter results that exceeded our expectations and encouraging momentum in our Convenience Retail & Fueling end market,” said Mark Morelli, President and Chief Executive Officer. “Vontier is uniquely positioned with a purpose-built portfolio of innovative solutions that are addressing our customers’ needs and enabling share gains.”

“We are maintaining our guidance for the full year despite a more uncertain macroeconomic backdrop. Our teams are highly capable and experienced with navigating challenging environments and we have a significant runway of self-help opportunities. We have a resilient portfolio, our exposure to current tariffs is limited and we are proactively mitigating the impacts. I am confident in our strategy and in our ability to create long-term value for our shareholders.”

Segment Results

Environmental & Fueling Solutions	Q1 2025	Q1 2024	Change
Sales ($M)	$329.8	$331.0	(0.4)%
Segment Operating Profit ($M)	$97.5	$97.3	0.2%
Segment Operating Profit Margin	29.6%	29.4%	20bps

Environmental & Fueling Solutions reported sales decreased 0.4% from the prior year. Core sales increased 0.9%, driven by strong demand for environmental products and service offerings. Segment operating profit margin expanded 20 basis points reflecting benefits from pillar one cost optimization actions.

Mobility Technologies	Q1 2025	Q1 2024	Change
Sales(a) ($M)	$270.5	$242.7	11.5%
Segment Operating Profit ($M)	$51.9	$47.6	9.0%
Segment Operating Profit Margin	19.2%	19.6%	-40bps
(a) Includes $12.2 million and $1.6 million of intersegment sales for Q1 2025 and Q1 2024, respectively, that are eliminated in consolidation.

Mobility Technologies reported sales increased 11.5% from the prior year. Core sales increased 12.7% year-over-year, on strong demand for convenience retail payment and enterprise productivity solutions, which were offset in part by lower demand for car wash technologies, as anticipated. Segment operating profit margin declined 40 basis points year-over-year as productivity savings were more than offset by unfavorable mix and a one-time settlement.

Repair Solutions	Q1 2025	Q1 2024	Change
Sales ($M)	$153.0	$182.4	(16.1)%
Segment Operating Profit ($M)	$33.2	$44.7	(25.7)%
Segment Operating Profit Margin	21.7%	24.5%	-280bps

Repair Solutions reported sales decreased 16.1% from the prior year. Core sales declined 15.9%, reflecting the shift in annual Matco Expo from first to second quarter as well as ongoing macroeconomic pressures among service technicians, which impacts discretionary spending on high ticket items. Segment operating profit margin declined 280 basis points on lower volume leverage and unfavorable product mix.

Other Items
•Received Board approval to replenish existing share repurchase authorization to $500 million
•Repurchased ~1.5 million shares for ~$55 million during the quarter
•Repaid $50 million in debt during the quarter; Net leverage ratio ended Q1 at 2.6X

2025 Outlook
•Total sales of $2,970 to $3,050 million; Core sales midpoint approximately +2%
•Adjusted operating profit margin expansion of 35 to 50bps year-over-year
•Adjusted diluted net EPS in the range of $3.00 to $3.15
•Adjusted free cash flow conversion of 90%+

Q2 2025 Outlook
•Total sales of $725 to $745 million; Core sales midpoint approximately +6%
•Adjusted operating profit margin expansion of 30bps to 80bps year-over-year
•Adjusted diluted net EPS in the range of $0.70 to $0.75

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The call can be accessed via webcast or by dialing +1 800-549-8228, along with the conference ID: 31924. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation, or by dialing +1 888-660-6264, along with the passcode 31924 or under the “Investors” section of the Vontier website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion”, “EBITDA”, “adjusted EBITDA” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities, anticipated sales growth, anticipated adjusted operating margin expansion, anticipated adjusted net earnings per share, anticipated adjusted cash flow conversion, and anticipated earnings growth, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, changes in U.S. and international geopolitics, including trade policies, volatility in financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental policies and regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with changes in applicable laws and regulations, risks relating to global economic, political, war or hostility, public health, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACTS

INVESTOR RELATIONS:
Ryan Edelman
Vice President, Investor Relations
+1 (984) 238-1929
ryan.edelman@vontier.com

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$333.6	$356.4
Accounts receivable, net	533.6	526.1
Inventories	356.1	337.8
Prepaid expenses and other current assets	146.3	149.7
Total current assets	1,369.6	1,370.0
Property, plant and equipment, net	120.7	120.2
Operating lease right-of-use assets	44.2	46.8
Long-term financing receivables, net	285.5	291.7
Other intangible assets, net	462.1	486.5
Goodwill	1,731.1	1,726.0
Other assets	280.1	269.3
Total assets	$4,293.3	$4,310.5
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$2.5	$52.3
Trade accounts payable	372.6	378.1
Current operating lease liabilities	16.5	16.3
Accrued expenses and other current liabilities	451.5	462.5
Total current liabilities	843.1	909.2
Long-term operating lease liabilities	32.9	36.6
Long-term debt	2,092.0	2,092.0
Other long-term liabilities	219.1	212.8
Total liabilities	3,187.1	3,250.6
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(682.4)	(627.0)
Additional paid-in capital	83.9	83.0
Retained earnings	1,623.3	1,539.1
Accumulated other comprehensive income	71.0	56.0
Total Vontier stockholders’ equity	1,095.8	1,051.1
Noncontrolling interests	10.4	8.8
Total equity	1,106.2	1,059.9
Total liabilities and equity	$4,293.3	$4,310.5

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Sales	$741.1	$755.8
Operating costs and expenses:
Cost of sales, excluding amortization of acquisition-related intangible assets	(390.9)	(383.8)
Selling, general and administrative expenses	(160.3)	(165.4)
Research and development expenses	(40.2)	(44.5)
Amortization of acquisition-related intangible assets	(19.6)	(20.0)
Operating profit	130.1	142.1
Non-operating income (expense), net:
Interest expense, net	(15.1)	(18.9)
Gain on sale of business	—	39.8
Other non-operating expense, net	(3.9)	(0.2)
Earnings before income taxes	111.1	162.8
Provision for income taxes	(23.2)	(26.0)
Net earnings	$87.9	$136.8

Net earnings per share:
Basic	$0.59	$0.89
Diluted	$0.59	$0.88
Weighted average shares outstanding:
Basic	149.0	154.5
Diluted	149.5	155.4

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Cash flows from operating activities:
Net earnings	$87.9	$136.8
Non-cash items:
Depreciation expense	12.9	11.4
Amortization of acquisition-related intangible assets	19.6	20.0
Stock-based compensation expense	7.5	9.5
Gain on sale of business	—	(39.8)
Change in deferred income taxes	(5.7)	(7.6)
Other non-cash items	11.0	1.2
Change in accounts receivable and long-term financing receivables, net	3.3	(28.2)
Change in other operating assets and liabilities	(26.1)	(11.8)
Net cash provided by operating activities	110.4	91.5
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	—	70.5
Payments for additions to property, plant and equipment	(17.7)	(20.2)
Proceeds from sale of property, plant and equipment	—	0.9
Cash paid for equity investments	—	(0.2)
Net cash (used in) provided by investing activities	(17.7)	51.0
Cash flows from financing activities:
Proceeds from issuance of long-term debt	83.3	—
Repayment of long-term debt	(133.3)	(50.0)
Net repayments of short-term borrowings	—	(1.0)
Payments for debt issuance costs	(2.3)	—
Payments of common stock cash dividend	(3.7)	(3.9)
Purchases of treasury stock	(55.0)	(21.6)
Proceeds from stock option exercises	1.9	12.8
Other financing activities	(10.6)	(10.7)
Net cash used in financing activities	(119.7)	(74.4)
Effect of exchange rate changes on cash and cash equivalents	4.2	(3.0)
Net change in cash and cash equivalents	(22.8)	65.1
Beginning balance of cash and cash equivalents	356.4	340.9
Ending balance of cash and cash equivalents	$333.6	$406.0

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended
	March 28, 2025	March 29, 2024
Sales
Mobility Technologies	$270.5	$242.7
Repair Solutions	153.0	182.4
Environmental & Fueling Solutions	329.8	331.0
Other	—	1.3
Intersegment eliminations	(12.2)	(1.6)
Total Vontier Sales	$741.1	$755.8

Segment Operating Profit
Mobility Technologies	$51.9	$47.6
Repair Solutions	33.2	44.7
Environmental & Fueling Solutions	97.5	97.3
Other	—	(0.4)

Segment Operating Profit Margin
Mobility Technologies	19.2%	19.6%
Repair Solutions	21.7%	24.5%
Environmental & Fueling Solutions	29.6%	29.4%
Other	—	(30.8%)

Operating Profit & Adjusted Operating Profit
Operating Profit (GAAP)	$130.1	$142.1
Operating Profit Margin (GAAP)	17.6%	18.8%

Adjusted Operating Profit (Non-GAAP)	$160.6	$166.7
Adjusted Operating Profit Margin (Non-GAAP)	21.7%	22.1%

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested or exited businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to core sales which do not have an impact on the current or comparable period.
Core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested or exited businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, and other charges which represent charges incurred that are not part of our core operating results (“Other charges”). Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our estimated adjusted effective tax rate to the pretax amount of each adjustment. Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property, plant and equipment and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio, EBITDA and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended March 28, 2025 vs. Comparable 2024 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Total
Total Sales Growth (GAAP)	11.5%	(16.1)%	(0.4)%	(1.9)%
Core sales growth (Non-GAAP)	12.7%	(15.9)%	0.9%	(0.7)%
Acquisitions and divestitures (Non-GAAP)	—%	—%	—%	(0.2)%
Currency exchange rates (Non-GAAP)	(1.2)%	(0.2)%	(1.3)%	(1.0)%

Reconciliation of Operating Profit to Adjusted Operating Profit

	Three Months Ended
$ in millions	March 28, 2025	March 29, 2024
Operating Profit (GAAP)	$130.1	$142.1
Amortization of acquisition-related intangible assets	19.6	20.0
Restructuring- and divestiture-related adjustments	10.9	4.7
Transaction- and deal-related costs	0.9	(0.5)
Asbestos-related adjustments	(0.7)	0.3
One-time costs related to separation	—	0.6
Gain on sale of property	—	(0.5)
Other charges	(0.2)	—
Adjusted Operating Profit (Non-GAAP)	$160.6	$166.7

Operating Profit Margin (GAAP)	17.6%	18.8%
Adjusted Operating Profit Margin (Non-GAAP)	21.7%	22.1%

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended
($ in millions)	March 28, 2025	March 29, 2024
Net Earnings (GAAP)	$87.9	$136.8
Amortization of acquisition-related intangible assets	19.6	20.0
Restructuring- and divestiture-related adjustments	10.9	4.7
Transaction- and deal-related costs	0.9	(0.5)
Asbestos-related adjustments	(0.7)	0.3
One-time costs related to separation	—	0.6
Gain on sale of property	—	(0.5)
Other charges	(0.2)	—
Non-cash write-off of deferred financing costs	0.2	—
Gain on sale of business	—	(39.8)
Loss on equity investments	3.6	0.1
Tax effect of the Non-GAAP adjustments and other tax adjustments	(7.3)	(6.0)
Adjusted Net Earnings (Non-GAAP)	$114.9	$115.7

Diluted weighted average shares outstanding	149.5	155.4

Diluted Net Earnings Per Share (GAAP)	$0.59	$0.88
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.77	$0.74

Reconciliation of Operating Cash Flow to Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Three Months Ended
($ in millions)	March 28, 2025	March 29, 2024
Operating Cash Flow (GAAP)	$110.4	$91.5
Less: Purchases of property, plant & equipment (capital expenditures)	(17.7)	(20.2)
Free Cash Flow (Non-GAAP)	$92.7	$71.3
Restructuring- and divestiture-related adjustments	2.1	3.8
Transaction- and deal-related costs	0.8	2.2
Proceeds from sale of property, plant and equipment	—	0.9
Adjusted Free Cash Flow (Non-GAAP)	$95.6	$78.2
Adjusted Net Earnings (Non-GAAP)	$114.9	$115.7
Adjusted Free Cash Flow Conversion (Non-GAAP)	83.2%	67.6%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$2,102.5
Less: Cash	(333.6)
Net Debt	$1,768.9
Adjusted EBITDA (Non-GAAP)	$680.2
Net Leverage Ratio	2.6

	Three Months Ended	LTM
($ in millions)	March 28, 2025	March 28, 2025
Net Earnings (GAAP)	$87.9	$373.3
Interest expense, net	15.1	70.9
Income tax expense	23.2	72.6
Depreciation and amortization expense	32.5	128.2
EBITDA (Non-GAAP)	$158.7	$645.0
Restructuring- and divestiture-related adjustments	10.9	21.8
Transaction- and deal-related costs	0.9	0.1
Asbestos-related adjustments	(0.7)	7.2
One-time costs related to separation	—	0.9
Gain on sale of property	—	(4.0)
Other charges	(0.2)	2.3
Non-cash write-off of deferred financing costs	0.2	0.2
Loss on sale of business	—	2.6
Loss on equity investments	3.6	4.1
Adjusted EBITDA (Non-GAAP)	$173.4	$680.2